EXHIBIT 21.1
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                        SCHNITZER STEEL INDUSTRIES, INC.
                              List of Subsidiaries

    Subsidiary                                      State of Incorporation
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Alaska Steel Co.                                            Oregon
Arion Shipping Co.                                          Delaware
Cascade Steel Rolling Mills, Inc.                           Oregon
Crawford Street Corporation                                 Oregon
Edman Corp.                                                 Oregon
General Metals of Alaska, Inc.                              Oregon
General Metals of Tacoma, Inc.                              Washington
Joint Venture Operations, Inc.                              Delaware
Karileen LLC                                                Washington
Levi's Iron and Metal, Inc.                                 Oregon
Manufacturing Management, Inc.                              Oregon
SSI International Far East Ltd.                             Korea
Mormil Corp.                                                Oregon
MRI Corporation                                             Delaware
Norprop, Inc.                                               Oregon
Oregon Rail Marketing Co.                                   Oregon
Pick and Pull Auto Dismantling, Inc.                        California
Proler Environmental Services, Inc.                         Delaware
Proler Industries, Inc.                                     Delaware
Proler International Corp                                   Delaware
Proler Properties, Inc.                                     Texas
Proler Recycling, Inc.                                      Delaware
Proler Steel, Inc.                                          Delaware
Proleride Transport Systems, Inc.                           Delaware
Schnitzer Leasing, Inc.                                     Oregon
SD&G, Inc.                                                  Nevada
SSI International, Inc.                                     Guam
SSP Arion Corp.                                             Oregon
SSP Reclamation Company                                     Oregon
White Top Properties, L.L.C.                                Washington
Willamette Forge & Machine Works, Inc.                      Oregon